BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 6th Extraordinary Board Of Directors' Meeting

Held on March 1, 2016

1.           Date, Time and Place: Held on March 1, 2016, at 9:00am, at the office of BRF S.A. (“Company”) located at Rua Hungria, No. 1.400, 5th floor, in the City of São Paulo, State of São Paulo.

2.           Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.           Call of Meeting and Attendance: The call of meeting was duly made pursuant to the Company's Bylaws, with the majority of the members of the Board of Directors on duty attending: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho and Henri Philippe Reichstul.

4.           Agenda: (i) appointment of new members of the Board of Directors, as provided for in articles 16, clause 5, of Company’s Bylaws, and article 150 of Law n. 6.404, December 15, 1976, as amended (“Corporations Act”), in virtue of the resignation of Mrs. Paulo Guilherme Farah Correa and Arthur Prado Silva to their positions of regular and substitute members, respectively, of the Board of Directors, presented on February 29, 2016; (ii) re-ratify the drafts of the Convening Notice and the Management Proposal to the Extraordinary and Annual General Meeting of the Company of 2016.

5.           Resolutions: After the analysis and discussion of the agenda, the members of the Board of Directors, by unanimous vote and without any restrictions, approved:

(i)      in substitution of Mrs. Paulo Guilherme Farah Correa and Arthur Prado Silva, to appoint: (a) as regular member of the Board of Directors of the Company, Mr. Aldemir Bendine, Brazilian, married, manager, bearer of the identity card RG n. 10.126.451 (SSP/SP) and registered with the CPF/MF n. 043.980.408-62, resident and domiciled, as provided for in article 149, clause 2, of Corporations Act, in the City of São Paulo, State of São Paulo, at Rua Hungria, n. 1.400, 5th floor, bairro Jardim Europa, ZIP Code 01455-000; and (b) as its respective substitute, Mr. Henrique Jäger, Brazilian, divorced, economist, bearer of the identity card n. 17.295 (CRE) registered with the CPF/MF n. 831.180.477-04, resident and domiciled, as provided for in article 149, clause 2, of Corporations Act, in the City of São Paulo, State of São Paulo, at Rua Hungria, n. 1.400, 5th floor, bairro Jardim Europa, ZIP Code 01455-000.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 6th Extraordinary Board Of Directors' Meeting

Held on March 1, 2016

The term of office of the appointed members will be joined to those of the other members of the Board of Directors of the Company, which will end at the Annual General Meeting of shareholders that will resolve on the management accounts for the fiscal year to end on December 31, 2016, which is subject to ratification at the first General Meeting of the Company to be held after the date hereof.

The appointed members shall be vested in office upon execution of: (i) the respective instruments of investiture, which will be properly registered in the corporate books of the Company, as provided in the article 149 of Corporations Act; (ii) the statement mentioned in the Instruction No. 367, May 29, 2002, of the Securities Exchange Comission; and (iii) the term of consent to the New Market Regulation of BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros. The appointed members confirmed theirs statements, under the penalties of the law, that they are not prevented from exercising the activities they have been designated to, due to criminal conviction, to penalty that prevents their accesses to public offices, or by bankruptcy crimes, prevarication, fixer or bribery, graft, embezzlement, or against the popular economy, against the national financial system, against antitrust regulations, against the consumer relations, public faith, or property.

(ii)      In virtue of the resolutions above, re-ratify the drafts of the Convening Notice and the Management Proposal to the Extraordinary and Annual General Meeting of the Company that will be held on April 7, 2016 (“EGM/AGM”), which shall be published on this date, together with the other documents necessary to instruct the convening to the shareholders for the EGM/AGM.

6.           Documents Filed at the Company: The documents related to the subjects in the agenda supporting the resolutions made by the Board of Directors' members and/or information provided during the meeting are filed at the Company's headquarters.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 6th Extraordinary Board Of Directors' Meeting

Held on March 1, 2016

7.           Approval and Execution of the Minutes: Having nothing further to discuss, the Chairman closed the meeting by recording these minutes as a summary, which were read, found to be compliant and signed by all members. Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Ms. Larissa Brack Trisotto – Secretary. Directors: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho and Henri Philippe Reichstul.

I hereby certify that this is a true copy of the minutes recorded in Book No. 5 pages 25 to 27, of minutes of Ordinary and Special Board of Directors' Meetings of the Company.

____________________________________

Larissa Brack

Secretary